EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-76920, 333-76920-01, 333-39771, 333-39771-01) and on Form S-3 (File No. 333-96123) of La Quinta Properties, Inc. and/or La Quinta Corporation of our reports dated February 8, 2002 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers

Dallas Texas

March 15, 2002